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                                                                   EXHIBIT 99-15

                   SIXTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                           THE DETROIT EDISON COMPANY

      THIS SIXTH AMENDMENT, dated as of the first day of September, 1998, between Fidelity Management Trust Company (the "Trustee") and the Detroit Edison Company (the "Sponsor") and:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated June 30, 1994, with regard to The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electric Workers, and The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America (collectively and individually, the "Plan"): and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1) Amending and restating the money classifications listed on Schedule "A" to read as follows:

      * Maintenance of the following money classifications with respect to The Detroit Edison Savings & Investment Plan:

                  -     Basic Deferred

                  -     Supplemental Deferred

                  -     Basic After-Tax

                  -     Supplemental After-Tax

                  -     Basic 100% Match Unmatured

                  -     Rollover

                  -     Basic (50% Match)

                  -     Basic 100% Match Matured

      * Maintenance of the following money classifications with respect to The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electric
            Workers:

                  -     Basic Deferred

                  -     Supplemental Deferred

                  -     Basic After-Tax

                  -     Supplemental After-Tax

                  -     Company Match Unmatured

                  -     Rollover

                  -     Company Match Matured

DETROIT EDISON
Sixth Amendment

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      *     Maintenance of the following money classifications with respect to
            The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America:

                  -     Basic Deferred

                  -     Supplemental Deferred

                  -     Basic After-Tax

                  -     Supplemental After-Tax

                  -     Company Match Unmatured

                  -     Rollover

                  -     Company Match Matured

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE DETROIT EDISON                                  FIDELITY MANAGEMENT TRUST
COMPANY                                             COMPANY

By: /s/ C S Shaw                                   By: /s/ Carolyn Redden
-----------------------                            ---------------------------
C S Shaw                                           Carolyn Redden
Date: 01-26-99                                     Date: 02-09-99

DETROIT EDISON
Sixth Amendment